UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2007

VECTOR INTERSECT SECURITY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52247 (Commission File Number)	20-3200738 (IRS Employer Identification No.)

65 Challenger Road, Ridgefield Park, NJ (Address of Principal Executive Offices)	07660 (Zip Code)

(201) 708-9801
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2007, Ehud Barak resigned from his position as a director of Vector Intersect Security Acquisition Corp. (“Vector”). Mr. Barak resigned his position in light of his election Monday as the new Minster of Defense for the State of Israel.

On June 22, 2007, the Board of Directors appointed Winston Churchill the Secretary of Vector. Mr. Churchill, 67, has been our Chairman of the Board since May 31, 2006. Since 1996, Mr. Churchill has been a member of SCP Private Equity Management, LLC. From 1993 to the present he has been the Co-Chairman of CIP Capital Management, Inc., a management company, and a director of CIP Capital, Inc., an investment company. He is currently a director of Innovative Solutions and Support, a company engaged in the design, manufacture, and sale of flight information computers, flat panel displays, and monitoring systems; Amkor Technology, Inc., a subcontractor of semiconductor packaging and test services; Griffin Land & Nurseries, a real estate and landscape nursery business; and Auxilium Pharmaceuticals, Inc., a company that develops and commercializes pharmaceutical products for urologic and sexual health disorders. Mr. Churchill holds a BS in Physics, Summa Cum Laude, from Fordham University, an MA in Economics from Oxford University, where he was a Rhodes Scholar, and a JD law degree from Yale Law School.

Mr. Churchill does not receive any compensation for his services to Vector and has no family relationships with any director or executive officer.

Item 8.01	Other Events.

On June 19, 2007, Vector entered into a consulting agreement with Derek Dunaway. Mr. Dunaway will assist Vector’s officers in connection with Vector’s reporting obligations and in its search for a target business. Pursuant to the consulting agreement, Mr. Dunaway will receive $10,000 per month (including retroactive compensation to May 2, 2007) and the agreement may be terminated by either party on 15 days prior written notice to the other party. In the event Vector consummates a business combination, Vector will (i) pay Mr. Dunaway $10,000 for each month he has performed as a consultant for Vector and (ii) issue Mr. Dunaway warrants to purchase 100,000 shares of Vector’s common stock, exercisable at $5.00 per share.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Consulting Agreement with Derek Dunaway, dated June 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2007	VECTOR INTERSECT SECURITY ACQUISITION CORP.
	By:	/s/ Yaron Eitan
Name: Yaron Eitan Title: Chief Executive Officer